NUTRITION 21, INC.

AWARD AGREEMENT

THIS AGREEMENT, made as of _________, by and between Nutrition 21, Inc., a New York corporation (the “Company”), and Michael A. Zeher (the “Grantee”).

WITNESSETH:

WHEREAS, the Company desires to induce Grantee to become employed by the Company as its President and Chief Executive Officer and to join the Company’s Board of Directors, and the Company desires to afford the Grantee an opportunity to acquire stock ownership in the Company so that the Grantee may have a direct proprietary interest in the Company’s success:

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Award. Pursuant to the provisions of the Nutrition 21, Inc. 2002 Inducement Stock Option Plan (the “Plan”), the Company hereby grants to the Grantee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the following:

(a) the right, pursuant to the Plan, to purchase from the Company all or any part of an aggregate of 1,000,000 shares of Common Stock ($.005 par value) of the Company at the purchase price of $0.36 per share (the “Stock Options”). The Stock Options are intended to be Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended, to the extent permitted by law.

(i) The Stock Options will vest (i) one-third on each anniversary of July 14, 2008 so long as on such anniversary the Grantee continues to be employed by the Company, or (ii), if earlier, on the Grantee’s death or permanent disability.

(ii) Whether or not vested, the Stock Options will expire on the earlier of 89 days after termination of Grantee’s employment (for any reason or for no reason and whether or not for cause) or 10 years after the date of grant.

(iii) Any exercise of such Stock Options shall be accompanied by a written notice to the Company specifying the number of shares as to which the Stock Options are being exercised.

(iv) At the time of any exercise, the purchase price shall be paid in cash, unless the Company offers a cashless exercise alternative. In that event, Grantee may elect to pay in cash or use the cashless exercise alternative. The purchase price equals the number of shares as to which the Stock Options are being exercised multiplied by the purchase price per share. The Company will make all necessary tax withholding at the time of exercise, in the manner and to the extent provided for by law.

(v) The Stock Options are not transferable other than by will or by the  laws of descent and distribution. During the lifetime of Grantee, the  Stock Options shall be exercisable only by the Grantee.

(vi) The Grantee shall have no rights as a stockholder with respect to any shares of Common Stock subject to the Stock Options prior to the date of issuance of such shares.

2.	Sale of Shares. Grantee agrees to advise the company of the sale of shares acquired by exercise of Stock Options, including the date(s) of sale, number of shares and price(s).

3.
Compliance With Law and Regulations. This award and the obligations of the  Company hereunder, shall be subject to all governmental laws, rules and  regulations and to such approvals by any government or regulatory agency as may  be required.

4.
Grantee Bound By Plan. The Grantee hereby acknowledges receipt of a copy of  the Plan and agrees to be bound by all the terms and provisions thereof. To the  extent that this agreement is silent with respect to, or in any way inconsistent with  the terms of the Plan, the provisions of the Plan shall govern.

5.
Notices. Any notices hereunder to the Company shall be sent to the following address: Nutrition 21, Inc., 4 Manhattanville Road, Purchase, NY 10577, Attention: General Counsel; and any notice hereunder to the Grantee shall be sent to Grantee at Grantee’s residence or work location.

IN WITNESS WHEREOF, Nutrition 21, Inc. has caused this Agreement to be executed by an authorized officer of the Company and the Grantee has executed this Agreement, both as of the day and year first above written.

By	______________________________
General Counsel

______________________________
Grantee Signature